Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

GREEN THUMB INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Subordinate Voting Shares, no par value	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Other	Warrants	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Other	Units (3)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	—	—	—	—	—	—	—

	Total Fees Previously Paid				—	—	—	—	—	—	—	—

	Total Fee Offsets				—	—	—	—	—	—	—	—

	Net Fee Due				—	—	—	—	—	—	—	—

(1)

An indeterminate aggregate initial offering price and amount of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	Each unit comprises (a) Subordinate Voting Shares and (b) warrants.